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                                                            EXHIBIT 11



                     [LETTERHEAD OF COOPERS & LYBRAND LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        _______________________________________________________________



We consent to the incorporation by reference in Post-Effective Amendment No. 50 to the Registration Statement of Van Eck Funds on Form N-1A (File No. 2-97596) of our reports dated February 25, 1998 for U.S. Government Money Fund and Asia Dynasty Fund, February 23, 1998 for Global Balanced Fund, February 24, 1998 for Global Hard Assets Fund, Emerging Markets Growth Fund, and Global Real Estate Fund, February 26, 1998 for Gold/Resources Fund and International Investors Gold Fund on our audits of the financial statements and financial highlights of the above entities which reports are included in their respective Annual Reports to Shareholders which are also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the references of our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants".


                                              /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.



New York, New York
April 29, 1998